Filed pursuant to Rule 424(b)(5)
Registration No. 333-213100

Prospectus Supplement

(To Prospectus dated December 23, 2016)

$25,000,000

Workhorse Group Inc.

Common Stock

We have entered into a certain sales agreement, or the sales agreement, with Cowen and Company, LLC, or Cowen, relating to shares of our common stock offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $25.0 million from time to time through Cowen.

Our common stock is listed on the Nasdaq Capital Market under the symbol “WKHS.” On June 21, 2017, the last reported sale price of our common stock on the Nasdaq Capital Market was $4.64 per share.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common stock, or any other existing trading market for our common stock. Cowen is not required to sell any specific number or dollar amount of securities, but will act as a sales agent, or the sales agent, using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Cowen for sales of common stock sold pursuant to the sales agreement will be an amount equal to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-6 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Cowen

June 22, 2017

TABLE OF CONTENTS

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under the shelf registration process, we may offer shares of our common stock having a total aggregate offering price of up to $150,000,000. Under this prospectus supplement, we may offer shares of our common stock having a total aggregate offering price of up to $25,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

This prospectus supplement describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in any document incorporated by reference into this prospectus supplement and the accompanying prospectus that was filed with the SEC before the date of this prospectus, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the sales agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

Unless otherwise stated or unless the context requires otherwise, all references in this prospectus supplement to “Workhorse,” “company,” “we,” “us” and “our” or similar references refer to Workhorse Group Inc.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the accompanying prospectus are the property of their respective owners.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” in this prospectus supplement on page S-6 and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Overview

We are a technology company focused on providing sustainable and cost-effective solutions to the commercial transportation sector. As an American manufacturer we design and build high performance battery-electric electric vehicles and aircraft that make movement of people and goods more efficient and less harmful to the environment. As part of our solution, we also develop cloud-based, real-time telematics performance monitoring systems that enable fleet operators to optimize energy and route efficiency. Although we operate as a single unit through our subsidiaries, we approach our development through two divisions, Automotive and Aviation.

Automotive

Medium-Duty Delivery Vehicles

Medium-duty electric delivery vans are currently in production and are in use by our customers on U.S. roads. Our delivery customers include companies such as UPS, FedEx Express and Alpha Baking. Data from our in-house developed telematics system demonstrates our vehicles on the road are averaging approximately a 500% increase in fuel economy as compared to conventional gasoline-based trucks of the same size and duty cycle. In addition to improved fuel economy, we are anticipating that the performance of our vehicles on-route will reduce long-term vehicle maintenance expense by approximately 50% as compared to fossil-fueled trucks.

We estimate that our E-GEN Range-Extended Electric delivery vans will save over $150,000 in fuel and maintenance savings over the 20-year life of the vehicle. Due to the positive return-on-investment we are able to command a premium price for our vehicles from major fleet buyers. Fleet buyers are able to achieve a four-year or better return-on-investment (without government incentives), which justifies the higher acquisition cost of our vehicles.

The Workhorse Custom Chassis acquisition includes other important assets including the Workhorse brand and logo, intellectual property, schematics, logistical support from Up-Time Parts (a Navistar subsidiary) and access to a network of 400-plus sales and service outlets across North America. We believe the combination of our assembly capability, coupled with our battery-electric product development expertise gives Workhorse a unique opportunity to manufacture at scale in the U.S.

W-15 Pickup Truck

The success of our value selling equation to fleet buyers of medium-duty vehicles encouraged us to bring this same philosophy to the much higher volume segment of light-duty trucks. Our first product offering in the light-duty truck environment is our W-15 Range-Extended Electric Pickup Truck, which is presently under development. To date, we have received letters of intent for 5,050 W-15 pickup trucks from fleets. We formally unveiled a working concept version of the W-15 at the Advanced Clean Transportation conference in Long Beach, CA on May 1,, 2017.

To capture further efficiencies and economies-of-scale we are designing our light-duty vehicles to take advantage of our existing supply chain repurposing the use of the critical components such as Panasonic Li-ion cells, the BMW engines as our range extender, our in-house developed vehicle control system software and our Metron Telematics performance monitoring system. In addition, we are also using composite carbon fiber body panels on the W-15 which dramatically reduce our tooling costs, reduce vehicle weight and eliminate rust.

To realize further efficiencies, we intend to assemble the W-15 at our existing 250,000 square foot facility in Union City, Indiana. This plant has the capability to produce 60,000 vehicles per year. The battery packs will be built in our Loveland, Ohio battery pack plant which also serves as our corporate headquarters.

S-2

Post Office Replenishment Program

Workhorse, with our partner VT Hackney, is one of five awardees that the United States Postal Service selected to build prototype vehicles for USPS Next Generation Delivery Vehicle project. The Post Office has stated the number of vehicles to be replaced in the project is approximately 180,000. We are on track to deliver our prototypes to the USPS by the September 2017 deadline. The Post Office has stated they intend to test the prototypes for six months and select a winning bid(s) following the testing process. We have designed our Post Office truck so it can be built on the same line as the W-15 in Union City, Indiana.

Aviation

Delivery Drones

Our HorseFly Delivery Drone is a custom designed, purpose-built drone that is fully integrated in our electric trucks. We have a patent pending on this architecture and we believe we are the only company in the world with a working drone/truck system. The HorseFly delivery drone and truck system is designed to work within the FAA Rule 107 that permits the use of commercial drones in U.S. airspace under certain conditions. UPS conducted a successful real world test with us in February 2017 and it received worldwide news coverage. The knowledge we have gained in building electric delivery trucks for last-mile delivery has led us to believe that a drone/truck delivery system can provide significant cost savings in the parcel delivery ecosphere. As stated in UPS’s press release issued on February 21, 2017, a reduction of just one mile per driver per day over one year can save UPS up to $50 million. Rural delivery routes are the most expensive to serve due to the time and vehicle expenses required to complete each delivery. In this test, the drone made one delivery while the driver continued down the road to make another, which is a possible role UPS envisions for drones in the future.

Manned Multicopter

We are leveraging our knowledge of high-voltage battery packs, electric motor controls and range extending generators to design a multi-copter that can carry a pilot and passenger.  Several companies are now developing similar aircraft; however, we believe that our range-extended truck experience combined with our technical aviation development experience will give us competitive advantages and speed-to-market with such an aircraft.

Risks Associated with our Business

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this prospectus supplement summary and those described under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. These risks include:

●	Our results of operations have not resulted in profitability and we may not be able to achieve profitability going forward.

●	We have yet to achieve positive cash flow and, given our projected funding needs, our ability to generate positive cash flow is uncertain.

●	We need access to additional financing in 2017 and beyond, which may not be available to us on acceptable terms or at all. If we cannot access additional financing when we need it and on acceptable terms, our business may fail.

●	The development of our business in the near future is contingent upon the implementation of orders from UPS and other key customers for the purchase of E-GENs. If we are unable to perform under these orders, our business may fail.

●	Our limited operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

●	Our business, prospects, financial condition and operating results will be adversely affected if we cannot reduce and adequately control the costs and expenses associated with operating our business, including our material and production costs.

●	Increases in costs, disruption of supply or shortage of lithium-ion cells could harm our business.

S-3

●	The demand for commercial electric vehicles depends, in part, on the continuation of current trends resulting from dependence on fossil fuels. Extended periods of low diesel or other petroleum-based fuel prices could adversely affect demand for our vehicles, which would adversely affect our business, prospects, financial condition and operating results.

●	Our future growth is dependent upon the willingness of operators of commercial vehicle fleets to adopt electric vehicles and on our ability to produce, sell and service vehicles that meet their needs. This often depends upon the initial purchase price and related adoption costs for an operator adopting electric vehicle technology as compared to the purchase price of traditional internal combustion technology. When the price of oil is low, as it recently has been, it is difficult to convince commercial fleet operations to change to more expensive electric vehicles.

Corporate Information

We were incorporated in the State of Nevada in 2007 under the name Title Starts Online Inc. On December 28, 2009, we entered into and closed a Share Exchange Agreement with the shareholders of Advanced Mechanical Products, Inc. (n/k/a AMP Electric Vehicles, Inc.) (“AMP”) pursuant to which we acquired 100% of the outstanding securities of AMP in exchange for shares of common stock. We were a shell company immediately prior to the acquisition of AMP.  We formally changed our name to AMP Holding Inc. on May 24, 2010 and then to Workhorse Group Inc. on April 16, 2016.

Our corporate headquarters are located at 100 Commerce Drive, Loveland, Ohio 45140, and our telephone number is (513) 360-4704. Our truck assembly facility is located in Union City, Indiana. This facility consists of three buildings with 270,000 square feet of manufacturing and office space on 46 acres. We maintain a website at www.workhorse.com. We do not incorporate by reference into this prospectus supplement the information on, or accessible through, our website, and you should not consider it as part of this prospectus supplement.

S-4

THE OFFERING

Common Stock Offered By Us	Shares of our common stock having an aggregate offering price of up to $25,000,000.

Manner of Offering	“At the market offering” that may be made from time to time through our sales agent, Cowen. See “Plan of Distribution” on page S-12 of this prospectus supplement.

Use of Proceeds	We currently intend to use the net proceeds from this offering primarily for purchase of inventory for orders, continued research and development, and for working capital and general corporate purposes. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk Factors	Investing in our common stock involves significant risks. See “Risk Factors” on page S-6 of this prospectus supplement, and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq Capital Market Symbol	“WKHS”.

S-5

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, before deciding whether to invest in our common stock. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. There may be additional risks that we do not presently know of or that we currently believe are immaterial which could also impair our business and financial position. Please also read carefully the following section titled “Special Note Regarding Forward-Looking Statements.”

Additional Risks Related to This Offering

You may experience dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 5,387,931 shares of our common stock are sold at a price of $4.64 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on June 21, 2017, for aggregate gross proceeds of $25.0 million, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $3.60 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2017, after giving effect to this offering, and the assumed offering price. The exercise of outstanding stock options and warrants would result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Our management might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.

We currently intend to use the net proceeds from this offering primarily to for purchase of inventory for orders, continued research and development and for working capital and general corporate purposes. Pending these uses, we expect to invest the net proceeds primarily in a money market mutual fund with a large financial institution. Our management has broad discretion as to the use of such proceeds and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might apply these proceeds in ways with which you do not agree, or in ways that ultimately do not yield a favorable return. If our management applies such proceeds in a manner that does not yield a significant return, if any, on our investment of such net proceeds, it could compromise our ability to pursue our growth strategy and adversely affect the market price of our common stock.

S-6

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, the documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC.

Any statements in this prospectus supplement and the accompanying prospectus, or incorporated herein or therein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These forward-looking statements include statements regarding:

●	market acceptance for our products,

●	our ability to attract and retain customers for existing and new products,

●	our ability to control our expenses,

●	our ability to recruit and retain employees,

●	legislation and government regulation,

●	shifts in technology,

●	global and local business conditions,

●	our ability to effectively maintain and update our product and service portfolio,

●	the strength of competitive offerings,

●	the prices being charged by those competitors,

●	our ability to raise capital under acceptable terms, and

●	the risks discussed elsewhere herein.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus supplement and the accompanying prospectus, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

S-7

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $25,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with Cowen as a source of financing.

We currently intend to use the net proceeds from this offering primarily to purchase of inventory for orders, continued research and development, and for working capital and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. Pending these uses, we expect to invest the net proceeds primarily in a money market mutual fund with a large financial institution.

S-8

DILUTION

Our historical net tangible book value as of March 31, 2017 was approximately $19.2 million, or $0.53 per share. Historical net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2017. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the assumed sale of 5,387,931 shares of our common stock in this offering at an assumed offering price of $4.64 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on June 21, 2017, and after deducting estimated offering commissions and offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2017 would have been approximately $43.1 million, or $1.04 per share. This represents an immediate increase in net tangible book value of $0.50 per share to existing stockholders and immediate dilution of $3.60 per share to investors purchasing our common stock in this offering at the assumed offering price. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$4.64
Net tangible book value per share as of March 31, 2017	$0.53
Increase in net tangible book value per share attributable to this offering	$0.51
As adjusted net tangible book value per share as of March 31, 2017, after giving effect to this offering		$1.04
Dilution per share to investors purchasing our common stock in this offering		$3.60

The above discussion and table are based on 35,956,800 shares of our common stock outstanding as of March 31, 2017, and exclude:

●	3,273,891 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2017, having a weighted average exercise price of $3.93 per share; and

●	4,646,967 shares of common stock issuable upon the exercise of warrants outstanding as of March 31, 2017, each at an exercise price of $6.90 per share.

The table above assumes for illustrative purposes that an aggregate of 5,387,931 shares of our common stock are sold during the term of the sales agreement with Cowen at a price of $4.64 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on June 21, 2017, for aggregate gross proceeds of $25.0 million. The shares subject to the sales agreement with Cowen are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $4.64 per share shown in the table above, assuming all of our common stock in the aggregate amount of $25.0 million during the term of the sales agreement with Cowen is sold at that price, would increase our adjusted net tangible book value per share after the offering to $1.07 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $4.60 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $4.64 per share shown in the table above, assuming all of our common stock in the aggregate amount of $25 million during the term of the sales agreement with Cowen is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $1.01 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $2.63 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

To the extent that outstanding options or warrants outstanding as of March 31, 2017 have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-9

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus supplement, our articles of incorporation, as amended, authorizes us to issue 50,000,000 shares of common stock, par value $0.001 per share, and 75,000,000 shares of preferred stock, par value $0.001 per share. As of March 31, 2017, 35,956,800 shares of common stock were outstanding.

The following summary describes the material terms of our capital stock and the registration rights under our registration rights agreement. The descriptions of capital stock and the registration rights under our registration rights agreement are qualified by reference to our amended and restated certificate of incorporation, as amended, our amended and restated bylaws and our registration rights agreement, which are incorporated by reference as exhibits into the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Common Stock

Voting Rights

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our shareholders, including the election of directors. Cumulative voting is not permitted in the election of directors.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board may determine.

Liquidation Rights

In the event of our liquidation, dissolution, or winding up, our common shareholders will receive ratably any net assets that remain after the payment of all of our debts and other liabilities, subject to the senior rights of any outstanding preferred stock.

Other

Our shares of common stock are not convertible into any other security and do not have any preemptive rights, conversion rights, redemption rights or sinking fund provisions. The rights, preferences and privileges, including voting rights, of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of preferred stock that the board may designate and issue in the future. There are currently no preferred shares outstanding.

Preferred Stock

We are authorized to issue up to 75,000,000 shares of preferred stock, in one or more series with such designations, relative rights, preferences, voting rights, limitations, dividend rates, redemption prices, liquidation prices, conversion rights, sinking or purchase fund rights, and other provisions as the board may fix or determine. Any series of preferred stock may have rights and privileges superior to those of common stock.

No shares of preferred stock have been issued to date, nor do we have any currently designated shares of preferred stock. We currently have no plans to issue any shares of preferred stock.

Stock Purchase Warrants

On November 9, 2015 and December 4, 2015, Workhorse entered into Securities Purchase Agreements with several accredited investors (the “Investors”) providing for the sale by Workhorse to the Investors of 6% Convertible Promissory Notes in the aggregate amount of $13,534,426 (the "Notes"). In addition to the Notes, the Investors also received stock purchase warrants (the “Warrants”) to acquire an aggregate of 1,366,979 shares of common stock of our company. The Warrants are exercisable for five years at an exercise price of $5.28.

In May 2014, we entered into subscription agreement with accredited investors (“May 2014 Investors”) pursuant to which the May 2014 Investors purchased 1,428,000 shares of common stock for a purchase price of $1,428,000, together with a common stock purchase warrants to acquire 714,000 shares of common stock at $1.50 per share for a period of three years.

S-10

In May 2014, we entered into conversion agreements with debt holders that were accredited investors (“May 2014 Conversion Investors”) pursuant to which the May 2014 Conversion Investors converted $1,169,300 into 1,169,300 shares of common stock together with a common stock purchase warrants to acquire 584,650 shares of common stock at $1.50 per share for a period of three years.

We entered into Subscription Agreements with five accredited investors (the “December 2014 Investors”) between November 24, 2014 and December 29, 2014 providing for the sale to the December 2014 Investors of 14% Unsecured Convertible Promissory Notes in the aggregate amount of $1,243,000 (the "December 2014 Notes"). In addition to the December 2014 Notes, the December 2014 Investors also received common stock purchase warrants (the “December 2014 Warrants”) to acquire 443,929 shares of common stock. The December 2014 Warrants are exercisable for five years at an exercise price of $1.40. The initial closing of $200,000 was on November 24, 2014, the second closing of $700,000 was on December 8, 2014 and the third closing of $343,000 was on December 30, 2014.

Anti-Takeover Provisions Under Nevada Law.

Combinations with Interested Stockholder. Sections 78.411-78.444, inclusive, of the Nevada Revised Statutes (“NRS”) contain provisions governing combinations with an interested stockholder. For purposes of the NRS, “combinations” include: (i) any merger or consolidation with any interested stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any interested stockholder of corporate assets with an aggregate market value equal to 5% or more of the aggregate market value of the corporation’s consolidated assets, 5% or more of the outstanding shares of the corporation or 10% or more of the earning power or net income of the corporation, (iii) the issuance to any interested stockholder of voting shares (except pursuant to a share dividend or similar proportionate distribution) with an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, (iv) the dissolution of the corporation if proposed by or on behalf of any interested stockholder, (v) any reclassification of securities, recapitalization or corporate reorganization that will have the effect of increasing the proportionate share of the corporation’s outstanding voting shares held by any interested stockholder and (vi) any receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loan, advance, guarantee, pledge or other financial assistance. For purposes of the NRS, an “interested stockholder” is defined to include any beneficial owner of more than 10% of any class of the voting securities of a Nevada corporation and any person who is an affiliate or associate of the corporation and was at any time during the preceding three years the beneficial owner or more than 10% of any class of the voting securities of the Nevada corporation.

Subject to certain exceptions, the provisions of the NRS governing combinations with interested stockholders provide that a Nevada corporation may not engage in a combination with an interested stockholder for two years after the date the person first became an interested stockholder unless the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder.

Control Share Acquisitions. The NRS also contains a “control share acquisitions statute.” If applicable to a Nevada corporation this statute restricts the voting rights of certain stockholders referred to as “acquiring persons,” that acquire or offer to acquire ownership of a “controlling interest” in the outstanding voting stock of an “issuing corporation.” For purposes of these provisions a “controlling interest” means with certain exceptions the ownership of outstanding voting stock sufficient to enable the acquiring person to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power in the election of directors and “issuing corporation” means a Nevada corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation, and which does business in Nevada directly or through an affiliated corporation. The voting rights of an acquiring person in the affected shares will be restored only if such restoration is approved by the holders of a majority of the voting power of the corporation. The NRS allows a corporation to “opt-out” of the control share acquisitions statute by providing in such corporation’s articles of incorporation or bylaws that the control share acquisitions statute does not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

Articles of Incorporation and Bylaws

No Cumulative Voting.  Where cumulative voting is permitted in the election of directors, each share is entitled to as many votes as there are directors to be elected and each shareholder may cast all of its votes for a single director nominee or distribute them among two or more director nominees. Thus, cumulative voting makes it easier for a minority shareholder to elect a director. Our articles of incorporation deny shareholders the right to vote cumulatively.

Authorized But Unissued Shares.  Our articles of incorporation permit the board to authorize the issuance of preferred stock, and to designate the rights and preferences of our preferred stock, without obtaining shareholder approval. One of the effects of undesignated preferred stock may be to enable the board to render more difficult or to discourage a third party’s attempt to obtain control of Workhorse Group by means of a tender offer, proxy contest, merger, or otherwise. The issuance of shares of preferred stock also may discourage a party from making a bid for the common stock because the issuance may adversely affect the rights of the holders of common stock. For example, preferred stock that we issue may rank prior to the common stock as to dividend rights, liquidation preference, or both, may have special voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.

Transfer Agent or Registrar

Empire Stock Transfer, Inc. is the transfer agent and registrar of our common stock.

Listing on the Nasdaq Capital Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “WKHS”.

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PLAN OF DISTRIBUTION

We have entered into a sales agreement with Cowen under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $25,000,000 from time to time through Cowen acting as agent. The sales agreement is filed as an exhibit to our Current Report on Form 8-K dated June 22, 2017 and is incorporated by reference to this prospectus supplement.

Upon delivery of a placement notice and subject to the terms and conditions of the sales agreement, Cowen may sell our common stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the Nasdaq Capital Market, on any other existing trading market for our common stock or to or through a market maker. Cowen may also sell our common stock by any other method permitted by law, including in privately negotiated transactions. We may instruct Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cowen may suspend the offering of common stock upon notice and subject to other conditions.

Each time we wish to issue and sell common stock under the sales agreement, we will notify Cowen of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed Cowen, unless Cowen declines to accept the terms of the notice, Cowen has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Cowen under the sales agreement to sell our common stock are subject to a number of conditions that we must meet.

We will pay Cowen commissions, in cash, for its services in acting as agent in the sale of our common stock. Cowen will be entitled to compensation at a fixed commission rate equal to 3% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cowen for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding discounts and commissions payable to Cowen under the terms of the sales agreement, will be approximately $300,000.

Settlement for sales of common stock will generally occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cowen in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Cowen may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cowen will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common stock under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the common stock on our behalf, Cowen may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cowen will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cowen against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all shares of our common stock subject to the sales agreement, or (2) termination of the sales agreement as permitted therein. We and Cowen may each terminate the sales agreement at any time upon 10 days’ prior notice.

Cowen and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cowen will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market and trades under the symbol “WKHS”. The transfer agent of our common stock is Empire Stock Transfer Inc.

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LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement will be passed upon by Fleming PLLC, Rockville Centre, New York. Proskauer Rose LLP, New York, New York, will act as counsel to Cowen and Company, LLC in connection with this offering.

EXPERTS

Clark Schaefer Hackett & Company, an independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Clark Schaefer Hackett & Company’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, as well as any other document filed by us with the SEC, at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can also request copies of these documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Workhorse Group Inc. The address of the SEC website is www.sec.gov.

We maintain a website at www.workhorse.com. Information contained in or accessible through our website does not constitute a part of this prospectus  supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus supplement is 001-37673. The documents incorporated by reference into this prospectus supplement contain important information about us that you should read.

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The following documents are incorporated by reference into this document:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 17, 2017;

●	our Quarterly Report on Form 10-Q filed with the SEC on May 10, 2017; and

●	our Current Report on Form 8-K filed with the SEC on May 19, 2017; and

●	the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on January 5, 2016, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at 100 Commerce Drive, Loveland, Ohio 45140 Attn: Secretary or by telephoning us at 513-297-3640.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

S-14

PROSPECTUS

$150,000,000

Common Stock

Preferred Stock
Warrants
Debt Securities

Units

and up to 1,033,717 Shares of Common Stock and 1,833,193 Shares of Common

Stock Underlying Stock Purchase Warrants held by Selling Shareholders

We may offer and sell, from time to time in one or more offerings, up to $150,000,000 in the aggregate of common stock, preferred stock, warrants to purchase our common stock, debt securities or units, at prices and on terms that we will determine at the time of the offering. Preferred stock, warrants and debt securities may also be convertible into preferred stock or common stock.

In addition, the selling shareholders may offer to sell up to up to 1,033,717 shares of common stock presently outstanding and up to 1,833,193 shares of common stock issuable upon exercise of Stock Purchase Warrants. We will not receive any of the proceeds from the sale of shares of common stock by the selling shareholders.

This prospectus describes some of the general terms that may apply to these securities. Each time we or a selling shareholder sell securities, to the extent required by applicable law, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus.

You should carefully read this prospectus, all prospectus supplements and all other documents incorporated by reference in this prospectus before you invest in our securities.

We and the selling shareholders will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings. The securities may be offered separately or together in any combination.

The securities may be offered and sold on a delayed or continuous basis directly by us and the selling shareholders or through underwriters, agents or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. The supplements to this prospectus will designate the terms of our plan of distribution. See the discussion under the heading “Plan of Distribution” for more information on the topic.

Our common stock is listed on The NASDAQ Capital Market under the symbol “WKHS.”

Investing in our securities involves risks. You should carefully review the section captioned “Risk Factors” beginning on page 1 of this prospectus regarding information included and incorporated by reference in this prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 23, 2016.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Using this process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000 and the selling shareholders referred to in this prospectus and identified in supplements to the prospectus may also offer and sell our shares of common stock under this prospectus.

This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will describe the specific terms of the offering. The prospectus supplement may also add to or update other information contained in this prospectus.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement we may authorize to be delivered to you. This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. You may obtain a copy of this information, without charge, as described in the “Where You Can Find More Information” section. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, reserves and prospects may have changed since that date.

We encourage you to read this entire prospectus together with the documents incorporated by reference into this prospectus before making a decision whether to invest in our securities.

ABOUT WORKHORSE GROUP INC.

We are a last mile delivery technology company headquartered in the United States. We have broad capabilities beginning with the development and production of American made battery-electric medium-duty truck chassis helping delivery fleets achieve efficiencies and strengthening their sustainability initiatives. To the best of our knowledge, we are the only medium-duty battery-electric original equipment manufacturer (OEM) in the United States. We have also recently commenced the development of an electric pickup work truck with range extender for fleet usage With a focus on last mile delivery and expanding on fleets' operational efficiencies, Workhorse also develops and integrates unmanned aerial vehicle (UAV) platforms. Our drone delivery platform, HorseFly TM  is FAA compliant and fully integrated with our medium duty truck chassis. Workhorse also develops and integrates cloud-based, real-time proof-of-performance telematics monitoring software, that provides fleet operators with advanced vehicle diagnostics, energy and route efficiency.

We are a Nevada corporation. Our executive offices are located at 100 Commerce Drive, Loveland, Ohio  45140, and our telephone number is 513-360-4704.

Unless otherwise stated or the context requires otherwise, references to “we,” “us,” the “Company” and “Workhorse Group” refer to Workhorse Group Inc. and unless otherwise differentiated, its wholly-owned subsidiaries, Workhorse Technologies Inc. and Workhorse Motor Works Inc.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all other information contained in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K before investing in our securities. You should also consider similar information contained in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other document filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock or other securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in our “Prospectus Summary,” “Use of Proceeds,” “Risk Factors,” “Management Discussion and Analysis of Financial Condition and Result of Operations,” and “Business” sections. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words.

We have based these forward looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus, regarding, among other things:

●	management and employee operations and execution risks;

●	a failure to develop sales and the loss of any key customer that we may develop;

●	loss of key personnel;

●	competition in the markets we serve;

●	intellectual property risks;

●	our ability to fund our working capital requirements;

●	risks associated with the uncertainty of future financial results;

●	risks associated with this offering;

●	risks associated with raising additional capital when needed and at reasonable terms; and

●	risks associated with our reliance on third party suppliers of raw materials and other organizations that provide goods and services to us.

These risks are not exhaustive. Other sections of this prospectus may include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward looking statements.

You should not rely upon forward looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update publicly any forward looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward looking statements by these cautionary statements.

OUR COMPANY

We are a last mile delivery technology company headquartered in the United States. We have broad capabilities beginning with the development and production of American made battery-electric medium-duty truck chassis helping delivery fleets achieve efficiencies and strengthening their sustainability initiatives. To the best of our knowledge, we are the only medium-duty battery-electric original equipment manufacturer (OEM) in the United States. We have also recently commenced the development of an electric pickup work truck with range extender for fleet usage With a focus on last mile delivery and expanding on fleets' operational efficiencies, Workhorse also develops and integrates unmanned aerial vehicle (UAV) platforms. Our drone delivery platform, HorseFly TM  is FAA compliant and fully integrated with our medium duty truck chassis. Workhorse also develops and integrates cloud-based, real-time proof-of-performance telematics monitoring software, that provides fleet operators with advanced vehicle diagnostics, energy and route efficiency.

On June 4, 2014, we entered into a Vehicle Purchase Agreement with United Parcel Service Inc. (“UPS”), pursuant to which we outlined with UPS the relationship by which we would sell vehicles to UPS. On August 7, 2015, we entered into a Prime Order under the Vehicle Purchase Agreement with UPS, pursuant to which UPS agreed to purchase 125 E-GEN trucks. In connection with each purchase order, we develop a delivery schedule as well as locations for specific deliveries. However, these deadlines are expected to evolve as UPS operations personnel from eight states will be involved in the scheduling. On September 7, 2016, we entered into a purchase order with UPS pursuant to which UPS agreed to purchase from the Company 200 E-GEN electric extended range delivery trucks.

Workhorse had previously entered into a purchase agreement with UPS to supply 18 all-electric Workhorse E-100 Walk-In Vans to be deployed in the Houston-Galveston, Texas area The U.S. Department of Energy selected this project to improve local air quality in the Houston-Galveston area, which is currently designated as a National Ambient Air Quality Non-Attainment Area. We fulfilled this order in July 2016.

We have developed and begun delivery of our second generation, full-electric truck, “E-100”, which is a significant improvement over our first generation E-100 vehicle. The second-generation vehicle includes a single powerful electric motor with no transmission and lighter, high-density Lithium-ion batteries, giving the vehicle a range of up to 100 miles. We have filed a patent application for the system that extends the range of electric vehicles while reducing the overall cost of the typical battery-electric power train. The system, E-GEN TM , is designed specifically for the package delivery vehicle market, in which the diesel and/or gasoline-powered vehicles in use now are required to stop and restart hundreds of times a day. Our E-GEN system incorporates a small internal combustion engine that powers an integrated electric motor as a generator when the battery pack reaches a pre-determined depth-of-discharge (DOD). The DOD is calculated based on projected route distance, package loads and electricity efficiency curves. The gas engine never propels the vehicle, its task is simple, to automatically turn on in the event the battery needs a small re-charge. We believe that the range-extended battery-electric technology is an ideal fit for urban and suburban delivery routes, despite the typical fleet owner's concerns about range and cost. Our E-GEN Drive system will enable our customers to keep their batteries charged to a consistent state of charge throughout the day and, since we are able to use smaller battery packs, we can reduce the cost of the entire system. Our E-GEN trucks offer a three-year payback, making them price competitive with gasoline-powered trucks. We recently entered into an agreement with Bayerische Motoren Werke AG (BMW) to supply the new quiet-running 2-cylinder gasoline generator replacing the current 4-cylinder engine to extend the range of our E-GEN product.

In March of 2013, we purchased the former Workhorse Custom Chassis assembly plant in Union City, Indiana from Navistar International. With this acquisition, we acquired the capability to be an Original Equipment Manufacturer (OEM) of Class 3-6 commercial-grade, medium-duty truck chassis, to be marketed under the Workhorse® brand. Ownership and operation of this plant enables us to build new chassis with gross vehicle weight capacities of between 10,000 and 26,000 pounds. These chassis are our new 88”-track (W88) and include either of our two second-generation, battery-electric drive trains, both powered by Panasonic 18650 Li-ion cells. The W88 truck chassis is currently being offered to fleet purchasing managers at price points that are both attractive and cost competitive. At the same time, we intend to partner with engine suppliers and body fabricators to offer fleet-specific, custom, purpose-built chassis that provide total cost of ownership solutions that are superior to the competition.

In addition to having the ability to build our own chassis, we design and produce battery-electric power trains that can be installed in new Workhorse chassis or installed as repower packages to convert used Class 3-6 medium-duty vehicles from diesel or gasoline power to electric power. Our approach is to provide battery-electric power trains utilizing proven, automotive-grade, mass-produced parts in their architectures, coupled with in-house control software that we have developed over the last five years.

The Workhorse Custom Chassis acquisition provides other important assets including the Workhorse brand and logo, intellectual property, schematics, logistical support from Up-Time Parts (a Navistar subsidiary) and a network of 400-plus sales and service outlets across North America. We believe the combination of our chassis assembly capability, coupled with its ability to offer an array of fuel choices, gives Workhorse a unique opportunity in the marketplace.

We are also seeking to re-design the future of parcel delivery aviation: HorseFly™, an Unmanned Aerial Vehicle (UAV) that is designed for the package delivery market as well as other commercial applications. Our UAV works in tandem with our electric trucks to bring a practical low cost solution to making the last mile more efficient and cost effective for our parcel customers. HorseFly™ is designed to further improve package delivery efficiencies and has been developed in conjunction with the University of Cincinnati. In June 2016, the Federal Aviation Administration (or the FAA) announced new rules permitting commercial use of drones weighing less than 55 pounds subject to certain restrictions including maintaining visual contact.

We recently developed Metron® which is a system that provides fleet operators advanced energy and route efficiency while enabling them to monitor, control and update software remotely. We are also currently in the initial stages of developing a self-driving software to further differentiate us as the technology company with the most cost effective last mile delivery system in the marketplace.

On March 6, 2015, we responded to a Request for Information and Prequalification (RFI) from the United States Postal Service (USPS) for its Next Generation Delivery Vehicle (NGDV) Acquisition Program. The USPS operates a fleet of over 200,000 vehicles in all areas of the United States and its territories. Approximately 163,000 of these vehicles are right hand drive, light-duty carrier route vehicles purchased between 1987 and 2001. They are not current with advancements in vehicle technologies such as drivetrains, emissions, and safety related features. The postal service intends to retire this fleet in coming years, and to replace them with Next Generation Delivery Vehicles (NGDVs). NGDVs must be capable of delivering both mail to curbside mailboxes and parcel packages in a safe and efficient manner. The postal service states that NGDVs are also expected to benefit from today’s availability of practical technological improvements for drivetrains, bodies, chassis, safety systems, security, and innovative designs to improve vehicle loading and delivery operations. The USPS anticipates making a single award in 2017 to a supplier for up to 180,000 NGDVs to replace its current fleet of mail delivery vehicles. Delivery of the NGDVs to the USPS is expected to begin in 2018. On April 14, 2015, the USPS notified Workhorse that it had advanced in the NGDV Acquisition Program as a prequalified supplier. Workhorse partnered with VT Hackney, Inc. (“VT Hackney”), another pre-qualified supplier, to design and build the body, and the joint response to the USPS NGDV RFP was delivered by the USPS deadline of February 5, 2016. On March 18, 2016, Workhorse and VT Hackney attended by invitation from the USPS a meeting to present our RFP response and respond to questions. On September 16, 2016, the USPS awarded the contract for the NGDV Prototype to six prime suppliers including VT Hackney. Workhorse and VT Hackney have entered into a Teaming Agreement pursuant to which Workhorse was appointed as the exclusive subcontractor to provide the chassis and powertrain for the prototypes.

USE OF PROCEEDS

Unless we indicate otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of our securities offered by this prospectus for general corporate purposes, which may include, but not be limited to, working capital, capital expenditures, acquisitions, refinancing of indebtedness and repurchases or redemptions of securities.

We will not receive any proceeds from the sales of shares of common stock by the selling stockholders. However, in the event a selling shareholder exercises a Stock Purchase Warrant for cash, we will use the proceeds for general corporate purposes, which may include, but not be limited to, working capital, capital expenditures, acquisitions, refinancing of indebtedness and repurchases or redemptions of securities.

SELLING SHAREHOLDERS

We have agreed to register 1,033,717 shares of common stock presently outstanding and 1,833,193 shares of common stock issuable upon exercise of Stock Purchase Warrants that are beneficially owned by the selling shareholders identified below.

In November and December 2016, we entered into Warrant Exercise Agreements with the selling shareholders identified below pursuant to which, each of the warrant holders agreed to exercise at least one-third of their Stock Purchase Warrants (the “Warrant Exercises”). In consideration of the warrant holders exercising the minimum required amount, we agreed to register for resale all shares of common stock issued in connection with the Warrant Exercise and the remaining shares of common stock that may be issued upon exercise of the Stock Purchase Warrants in the future. As a result of the Warrant Exercises, we received gross proceeds of $3,889,329 and issued 915,217 shares of common stock to the warrant holders (the “November Shares”). In addition, in September 2016, a selling shareholder exercised 143,500 shares of common stock (the “September Shares” and collectively with the November Shares, the “Exercised Shares”) under a Stock Purchase Warrant for $5.28 per share for aggregate consideration of $757,680. We are required to register the Exercised Shares, less 25,000 Exercised Shares held by Gerald Budde, a director of our company, as well as 1,833,193 shares of common stock underlying the Stock Purchase Warrants. Maxim Group LLC (“Maxim”) acted as solicitation agent for the Warrant Exercises. The Company paid Maxim a cash fee equal to 6.0% of the Warrant Exercise proceeds, as well as fees and expenses of $10,000. In addition, we paid Maxim $140,000 as exclusive consideration of Maxim terminating its advisory agreement and the related right of first refusal for any future financing therein.

The description contained herein of the terms of the Warrant Exercise Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Warrant Exercise Agreement, a copy of which was attached as Exhibit 10.1 to this Registration Statement.

Other than as described herein, the selling shareholders do not have, and within the past three years have not had, any position, office or material relationship with us or any of our predecessors or affiliates.

The following table sets forth the names of the selling shareholders, the numbers of shares of our common stock beneficially owned by such shareholders as of December 12, 2016, and the numbers of shares that may be offered for resale by the selling shareholders from time to time as described in the “Plan of Distribution.” The shares of common stock may also be sold by donees, pledgees, and other transferees or successors in interest of the selling stockholders.

The selling shareholders may decide to sell all, some, or none of the shares of common stock. We currently have no agreements, arrangements or understandings with any of the selling shareholders regarding the sale of the shares of common stock covered by this prospectus. We cannot provide you with any estimate of the number of shares of our common stock that the selling shareholders will hold in the future.

For purposes of this table, beneficial ownership is determined in accordance with the Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) , and includes voting power and investment power with respect to such shares. In calculating the percentage ownership or percent of equity vote for a given individual or group, the number of shares of common stock outstanding for that individual or group includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days held by such individual or group, but are not deemed outstanding by any other person or group.

The applicable percentage of ownership is based on an aggregate of 27,576,717 shares of our common stock issued and outstanding on December 12, 2016.

Name of Selling Shareholder	Number of Shares of Common Stock Owned Before the Offering	Percent of Common Stock Owned Before the Offering	Shares Available for Sale Under this Prospectus (1)		Number of Shares of Common Stock to be Owned after the Termination of the Offering (1)	Percent of Common Stock to be Owned After Completion of the Offering (1)
Ernest Mario	89,442	*	28,571	(2)	60,871	*
Samuels 2012 Children's Trust	1,142,856	4.1%	571,428	(3)	571,428	2.0%
David M. Fuerst	3,571	*	3,571	(4)		*
J. Victor Samuels & Barbara Samuels	667,259	2.4%	285,714	(5)	381,545	1.4%
John Pappajohn	129,286	*	57,143	(6)	72,143	*
Elliot Sabbagh	21,428	*	10,714	(7)	10,714	*
Clayton S. Fong	28,572	*	14,286	(8)	14,286	*
Vincent Iannelli	50,357	*	14,286	(9)	36,071	*
Thomas Iannelli	45,857	*	28,571	(10)	17,286	*
David L. Berkey	7,143	*	7,143	(11)	--	--
Marcella Goldstein Revocable Trust UAD 12/20/07	6,392	*	3,571	(12)	2,821	*
Herbert J. Baumann	28,572	*	14,286	(13)	14,286	*
Jeff Gunther	14,286	*	7,143	(14)	7,143	*
Keith Goodman	31,786	*	7,143	(15)	24,643	*
Kyle Buchakjian	14,286	*	7,143	(16)	7,143	*
Joel Meyer	14,286	*	7,143	(17)	7,143	*
Bilha Schapira	28,572	*	14,286	(18)	14,286	*
Irving Lubman/Phyllis Lubman	28,571	*	28,571	(19)	--	--
John Walsh	24,286	*	14,286	(20)	10,000	*
Nicholas J. Nastasi	3,781	*	2,381	(21)	1,400	*
Michael Spector	57,142	*	28,571	(22)	28,571	*
MGC Properties LLC	28,392	*	8,571	(23)	19,821	*
Marc Lehman	40,571	*	28,571	(24)	12,000	*
Patricia Avery	14,286	*	7,143	(25)	7,143	*
Jay Alexander	15,394	*	7,143	(27)	8,251	*
John Robert Campo	28,572	*	14,286	(28)	14,286	*
Robert W. Main Trust	57,142	*	28,571	(29)	28,571	*
Shashank & Shilpa Upadhye	26,286	*	14,286	(30)	12,000	*
David GP Allan	19,283	*	14,283	(31)	5,000	*
Joe B. Cogdell	8,342	*	3,571	(32)	4,771	*
Mickey W. Kowitz	174,000	*	22,500	(33)	151,500	*
B. Michael Pisani	21,486	*	14,286	(34)	7,200	*
John R. Raphael Revocable Trust UAD 07/06/07	14,286	*	14,286	(35)	--	--
Ricky Solomon	85,716	*	85,716	(36)	--	--
Douglas Solomon	43,572	*	28,572	(38)	15,000	*
Andrew L. Goodenough	24,286	*	7,143	(39)	17,143	*
Kenneth A. Alter	7,144	*	3,573	(40)	3,571	*
Kenneth T. Ashkin	10,715	*	7,143	(41)	3,571	*
Nancy Schachleiter	37,500	*	37,500	(42)	--	--
Michael & Jill Solomon	28,572	*	14,286	(43)	14,286	*
Howard Solomon 2014 Trust	28,572	*	14,286	(44)	14,286	*
ATJ Electrical Co Inc.	85,715	*	42,858	(45)	42,857	*
Daniel Blackwell	28,572	*	28,572	(46)	--	--
Eric & Dierdre K. Okamoto	12,143	*	7,143	(47)	5,000	*
Henry Steeneck	15,286	*	14,286	(48)	1,000	*
Ignacio Ponce de Leon	28,572	*	14,286	(49)	14,286	*
Jesse Lipcon	11,286	*	7,143	(50)	4,143	*
Jon Leffew	26,286	*	14,286	(51)	12,000	*
Kenneth Beckerman	44,513	*	24,288	(52)	22,225	*
Larry Hauskins	23,786	*	14,286	(53)	9,500	*
Marmatt LLC	16,443	*	7,143	(54)	9,300	*
Marvin Maslow	36,072	*	28,572	(55)	7,500	*

Name of Selling Shareholder	Number of Shares of Common Stock Owned Before the Offering	Percent of Common Stock Owned Before the Offering	Shares Available for Sale Under this Prospectus (1)		Number of Shares of Common Stock to be Owned after the Termination of the Offering (1)	Percent of Common Stock to be Owned After Completion of the Offering (1)
Richland Management	833,307	2.99%	428,574	(56)	404,733	1.5%
Scherlis Family LLC	308,884	1.11%	214,287	(57)	94,597	*
Scott Dols	94,287	*	64,287	(58)	30,000	*
William L. Davis	14,286	*	7,143	(60)	7,143	*
Daniel J. Wampler	125,000	*	125,000	(61)	--	--
Marvin P. Loeb IT, Alan E. Loeb, Trustee	30,310	*	30,310	(62)	--	--
Angelus C. Chan	14,286	*	14,286	(63)	--	--
Dustin & Carol Wilson	14,286	*	7,143	(64)	7,143	*
Anthony V. Milone	19,302	*	10,002	(65)	9,300	*
Paul Stamatis	28,571	*	28,571	(66)	--	--
Larry P. Schaefer	12,500	*	12,500	(67)	--	--
Samuel Stagger	39,678	*	9,524	(68)	30,154	*
Robert H. Chicoine Jr.	14,286	*	7,143	(69)	7,143	*
Daniel D. Janka	15,000	*	15,000	(70)	--	--
William & Elizabeth Schulz Davis	13,393	*	6,250	(71)	7,143	*
Stephen & Nancy Beckerman	28,572	*	14,286	(72)	14,286	*
Idan Sahar	50,422	*	28,572	(73)	21,850	*
Anthony B. Cimino	28,572	*	28,572	(74)	--	--
Harvey Abrams	14,286	*	14,286	(75)	--	--
Han Group Solutions LLC	18,000	*	9,500	(76)	8,500	*
Eli Anker	14,286	*	14,286	(77)	--	--
Brian Frank	19,286	*	14,286	(78)	5,000	*
Gregory J. Pamela Vislocky	28,572	*	28,572	(79)	--	--

* less than 1.0%

(1)	Because (a) the selling shareholders may offer all, some or none of the shares covered by this prospectus, (b) the offering of the selling shareholders’ shares is not being underwritten on a firm commitment basis, and (c) the selling shareholders could purchase additional shares of our common stock from time to time, No estimate can be given as to the number of shares or percent of our common stock that will be held by the selling shareholders upon termination of the offering. The fourth column assumes the sale of all of the shares offered by the Selling Shareholders pursuant to this prospectus. The fifth column lists the percentage of common stock owned by the Selling Shareholders after completion of the offering, assuming the sale of all of the shares offered by the Selling Shareholders pursuant to this prospectus.

(2)	Represents 9,524 shares of common stock and 19,047 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(3)	Represents 191,104 shares of common stock and 380,324 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share. H. Benjamin Samuels, a director of Workhorse, is the trustee of the Samuels 2012 Children's Trust.

(4)	Represents 1,191 shares of common stock and 2,380 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(5)	Represents 23,802 shares of common stock and 261,912 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(6)	Represents 19,048 shares of common stock and 38,095 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(7)	Represents 3,572 shares of common stock and 7,142 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(8)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(9)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(10)	Represents 9,524 shares of common stock and 19,047 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(11)	Represents 2,381 shares of common stock and 4,762 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(12)	Represents 1,191 shares of common stock and 2,380 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(13)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(14)	Represents 2,381 shares of common stock and 4,762 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(15)	Represents 2,381 shares of common stock and 4,762 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(16)	Represents 2,381 shares of common stock and 4,762 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(17)	Represents 2,381 shares of common stock and 4,762 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(18)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(19)	Represents 9,524 shares of common stock and 19,047 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(20)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(21)	Represents 2,381 shares of common stock.

(22)	Represents 9,524 shares of common stock and 19,047 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(23)	Represents 2,858 shares of common stock and 5,713 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(24)	Represents 9,524 shares of common stock and 19,047 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(25)	Represents 2,381 shares of common stock and 4,762 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(26)	Intentionally left blank.

(27)	Represents 2,381 shares of common stock and 4,762 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(28)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(29)	Represents 9,524 shares of common stock and 19,047 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(30)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(31)	Represents 4,761 shares of common stock and 9,522 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(32)	Represents 1,191 shares of common stock and 2,380 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(33)	Represents 22,500 shares of common stock.

(34)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(35)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(36)	Represents 28,572 shares of common stock and 57,144 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(37)	Intentionally left blank.

(38)	Represents 9,524 shares of common stock and 19,048 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(39)	Represents 2,381 shares of common stock and 4,762 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(40)	Represents 1,191 shares of common stock and 2,382 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(41)	Represents 2,381 shares of common stock and 4,762 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(42)	Represents 12,500 shares of common stock and 25,000 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $1.50 per share.

(43)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(44)	Represents 3,476 shares of common stock and 10,810 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(45)	Represents 14,286 shares of common stock and 28,572 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(46)	Represents 9,524 shares of common stock and 19,048 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(47)	Represents 2,381 shares of common stock and 4,762 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(48)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(49)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(50)	Represents 2,381 shares of common stock and 4,762 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(51)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(52)	Represents 8,096 shares of common stock and 16,192 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(53)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(54)	Represents 2,381 shares of common stock and 4,762 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(55)	Represents 9,524 shares of common stock and 19,048 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(56)	Represents 142,858 shares of common stock and 285,716 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(57)	Represents 71,429 shares of common stock and 142,858 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(58)	Represents 21,429 shares of common stock and 42,858 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(59)	Intentionally left blank.

(60)	Represents 2,381 shares of common stock and 4,762 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(61)	Represents 125,000 shares of common stock.

(62)	Represents 30,310 shares of common stock.

(63)	Represents 14,286 shares of common stock.

(64)	Represents 2,381 shares of common stock and 4,762 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(65)	Represents 3,334 shares of common stock and 6,668 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(66)	Represents 9,524 shares of common stock and 19,047 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(67)	Represents 4,167 shares of common stock and 8,333 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $1.50 per share.

(68)	Represents 9,524 shares of common stock.

(69)	Represents 2,381 shares of common stock and 4,762 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(70)	Represents 15,000 shares of common stock.

(71)	Represents 6,250 shares of common stock.

(72)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(73)	Represents 9,524 shares of common stock and 19,048 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(74)	Represents 9,524 shares of common stock and 19,048 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(75)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(76)	Represents 3,167 shares of common stock and 6,333 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $1.50 per share.

(77)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(78)	Represents 4,762 shares of common stock and 9,524 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

(79)	Represents 9,524 shares of common stock and 19,048 shares of common stock exercisable under the Stock Purchase Warrant exercisable for $5.28 per share.

DESCRIPTION OF CAPITAL STOCK

Our articles of incorporation provide that we are authorized to issue 50 million shares of common stock, par value $0.001 per share, and 75 million shares of preferred stock, par value $0.001 per share.

Common Stock

Voting Rights

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our shareholders, including the election of directors. Cumulative voting is not permitted in the election of directors.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board may determine.

Liquidation Rights

In the event of our liquidation, dissolution, or winding up, our common shareholders will receive ratably any net assets that remain after the payment of all of our debts and other liabilities, subject to the senior rights of any outstanding preferred stock.

Other

Our shares of common stock are not convertible into any other security and do not have any preemptive rights, conversion rights, redemption rights or sinking fund provisions. The rights, preferences and privileges, including voting rights, of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of preferred stock that the board may designate and issue in the future. There are currently no preferred shares outstanding.

Preferred Stock

We are authorized to issue up to 75 million shares of preferred stock, in one or more series with such designations, relative rights, preferences, voting rights, limitations, dividend rates, redemption prices, liquidation prices, conversion rights, sinking or purchase fund rights, and other provisions as the board may fix or determine. Any series of preferred stock may have rights and privileges superior to those of common stock.

No shares of preferred stock have been issued to date, nor do we have any currently designated shares of preferred stock. We currently have no plans to issue any shares of preferred stock.

Stock Purchase Warrants

On November 9, 2015 and December 4, 2015, Workhorse entered into Securities Purchase Agreements with several accredited investors (the “Investors”) providing for the sale by Workhorse to the Investors of 6% Convertible Promissory Notes in the aggregate amount of $13,534,426 (the "Notes"). In addition to the Notes, the Investors also received stock purchase warrants (the “Warrants”) to acquire an aggregate of 1,366,979 shares of common stock of our company. The Warrants are exercisable for five years at an exercise price of $5.28.

In May 2014, we entered into subscription agreement with accredited investors (“May 2014 Investors”) pursuant to which the May 2014 Investors purchased 1,428,000 shares of common stock for a purchase price of $1,428,000, together with a common stock purchase warrants to acquire 714,000 shares of common stock at $1.50 per share for a period of three years.

In May 2014, we entered into conversion agreements with debt holders that were accredited investors (“May 2014 Conversion Investors”) pursuant to which the May 2014 Conversion Investors converted $1,169,300 into 1,169,300 shares of common stock together with a common stock purchase warrants to acquire 584,650 shares of common stock at $1.50 per share for a period of three years.

We entered into Subscription Agreements with five accredited investors (the “December 2014 Investors”) between November 24, 2014 and December 29, 2014 providing for the sale to the December 2014 Investors of 14% Unsecured Convertible Promissory Notes in the aggregate amount of $1,243,000 (the "December 2014 Notes"). In addition to the December 2014 Notes, the December 2014 Investors also received common stock purchase warrants (the “December 2014 Warrants”) to acquire 443,929 shares of common stock. The December 2014 Warrants are exercisable for five years at an exercise price of $1.40. The initial closing of $200,000 was on November 24, 2014, the second closing of $700,000 was on December 8, 2014 and the third closing of $343,000 was on December 30, 2014.

Anti-Takeover Provisions Under Nevada Law.

Combinations with Interested Stockholder. Sections 78.411-78.444, inclusive, of the Nevada Revised Statutes (“NRS”) contain provisions governing combinations with an interested stockholder. For purposes of the NRS, “combinations” include: (i) any merger or consolidation with any interested stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any interested stockholder of corporate assets with an aggregate market value equal to 5% or more of the aggregate market value of the corporation’s consolidated assets, 5% or more of the outstanding shares of the corporation or 10% or more of the earning power or net income of the corporation, (iii) the issuance to any interested stockholder of voting shares (except pursuant to a share dividend or similar proportionate distribution) with an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, (iv) the dissolution of the corporation if proposed by or on behalf of any interested stockholder, (v) any reclassification of securities, recapitalization or corporate reorganization that will have the effect of increasing the proportionate share of the corporation’s outstanding voting shares held by any interested stockholder and (vi) any receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loan, advance, guarantee, pledge or other financial assistance. For purposes of the NRS, an “interested stockholder” is defined to include any beneficial owner of more than 10% of any class of the voting securities of a Nevada corporation and any person who is an affiliate or associate of the corporation and was at any time during the preceding three years the beneficial owner or more than 10% of any class of the voting securities of the Nevada corporation.

Subject to certain exceptions, the provisions of the NRS governing combinations with interested stockholders provide that a Nevada corporation may not engage in a combination with an interested stockholder for two years after the date that the person first became an interested stockholder unless the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder.

Control Share Acquisitions. The NRS also contains a “control share acquisitions statute.” If applicable to a Nevada corporation this statute restricts the voting rights of certain stockholders referred to as “acquiring persons,” that acquire or offer to acquire ownership of a “controlling interest” in the outstanding voting stock of an “issuing corporation.” For purposes of these provisions a “controlling interest” means with certain exceptions the ownership of outstanding voting stock sufficient to enable the acquiring person to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power in the election of directors and “issuing corporation” means a Nevada corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation, and which does business in Nevada directly or through an affiliated corporation. The voting rights of an acquiring person in the affected shares will be restored only if such restoration is approved by the holders of a majority of the voting power of the corporation. The NRS allows a corporation to “opt-out” of the control share acquisitions statute by providing in such corporation’s articles of incorporation or bylaws that the control share acquisitions statute does not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

Articles of Incorporation and Bylaws

No Cumulative Voting.  Where cumulative voting is permitted in the election of directors, each share is entitled to as many votes as there are directors to be elected and each shareholder may cast all of its votes for a single director nominee or distribute them among two or more director nominees. Thus, cumulative voting makes it easier for a minority shareholder to elect a director. Our articles of incorporation deny shareholders the right to vote cumulatively.

Authorized But Unissued Shares.  Our articles of incorporation permit the board to authorize the issuance of preferred stock, and to designate the rights and preferences of our preferred stock, without obtaining shareholder approval. One of the effects of undesignated preferred stock may be to enable the board to render more difficult or to discourage a third party’s attempt to obtain control of Workhorse Group by means of a tender offer, proxy contest, merger, or otherwise. The issuance of shares of preferred stock also may discourage a party from making a bid for the common stock because the issuance may adversely affect the rights of the holders of common stock. For example, preferred stock that we issue may rank prior to the common stock as to dividend rights, liquidation preference, or both, may have special voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.

Transfer Agent or Registrar

Empire Stock Transfer, Inc. is the transfer agent and registrar of our common stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock. Warrants may be issued independently or together with common stock or preferred stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase common stock or preferred stock and the price at which such number of shares of common stock or preferred stock may be purchased upon such exercise;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	United States federal income tax consequences applicable to such warrants;

●	the amount of warrants outstanding as of the most recent practicable date; and

●	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such number of shares of common stock or preferred stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of such warrants will not have any of the rights of holders of common stock or preferred stock, as the case may be, purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture to be entered into between our company and the trustee that meets certain requirements identified in the applicable prospectus supplement.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which principal is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the denominations in which such debt securities may be issuable, if other than denominations of $1,000, or any integral multiple of that number;

●	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us;

●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which the exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	any events of default;

●	the terms and conditions, if any, for conversion into or exchange for common shares;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

●	whether such debt securities are senior securities or subordinated securities and the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units. Certain of those instruments, or forms of those instruments, have been or will be filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the Commission.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We and the selling shareholders may sell securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents or in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers. To the extent required by applicable law, a prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the names of the selling stockholders ;

●	the purchase price of the securities;

●	the net proceeds to us from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	the initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any securities. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we or the selling shareholders use dealers in the sale of securities, we or the selling shareholders will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of such securities. We will include in any prospectus supplement the names of the dealers and the terms of the transactions.

We will bear costs relating to all of the securities being registered under this registration statement of which this prospectus forms a part.

Any broker-dealers or other persons acting on our behalf or on behalf of the selling shareholder that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act. If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Conduct Rule 5121.

Direct Sales and Sales Through Agents

We and the selling shareholders may sell the securities directly. In that event, no underwriters or agents would be involved. We and the selling shareholders may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of the securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Subscription Offerings

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Certain legal matters with respect to the shares of our securities offered by this prospectus will be passed upon for us by Fleming PLLC, Rockville Centre, New York. Any underwriters, dealers or agents will be advised about other issues relating to any transaction by their own legal counsel.

EXPERTS

The consolidated financial statements and financial statement schedules incorporated in this prospectus by reference from Workhorse Group Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015 and 2014, have been audited by Clark, Schaefer, Hackett & Co., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. This prospectus does not contain all of the information included in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

The SEC allows us to “incorporate by reference” certain documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below:

●	our Annual Report on Form 10-K for the year ended December 31, 2015 as filed on March 25, 2016 (File No. 001-37673 ),

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 as filed on November 14, 2016 (File No. 001-37673),

●	current reports filed on July 1, 2016, September 12, 2016 and September 16, 2016 (File No. 001-37673), and

●	any future filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of filing the initial registration statement and prior to effectiveness of the registration statement, until the termination of the offerings under this prospectus; provided that this prospectus will not incorporate any information we may furnish to the SEC under Item 2.02 or Item 7.01 of Form 8-K.

You may request copies of these filings, at no cost, by writing or calling us at:

Workhorse Group Inc.

100 Commerce Drive

Loveland, Ohio  45140

513-360-4704

Attn: Julio C. Rodriguez, Chief Financial Officer

Telephone: 513-360-4704

Our SEC filings are also available on our website at www.workhorse.com. The other information on our website is not, and you must not consider the information to be, a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C., 20549. You can request copies of these documents by contacting the SEC upon payment of fees prescribed by the SEC and paying a fee for the copying cost. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

Workhorse Group Inc.

Common Stock

Cowen

June 22, 2017